Exhibit 99.2
PRESS RELEASE
Evergreen Solar Announces Expansion Plans for EverQ Using Quad Technology
Partners Agree to an Initial Public Offering Framework for EverQ
Marlboro, Massachusetts, October 25, 2007 — Evergreen Solar, Inc. (Nasdaq: ESLR), a manufacturer of solar power products with its proprietary, low-cost String Ribbon™ wafer technology, announced today that Evergreen Solar, Renewable Energy Corporation (“REC”), and Q-Cells, equal partners in EverQ, have approved the construction of a third integrated wafer, cell and panel facility and that the partners have begun planning an initial public offering for EverQ.
The new EverQ facility will open in early 2009 in Thalheim, Germany, cost approximately EUR 125 million, net of government grants, and increase EverQ’s production capacity from 100 MW to approximately 180 MW. The partners also agreed to expand EverQ’s production capacity to approximately 600 MW by 2012.
To support the further growth ambitions of EverQ to 600 MW, REC has offered an additional supply agreement for polysilicon of approximately 4,000 MT beginning in 2010 and continuing through 2015 at market pricing competitive with long-term contracts. Total polysilicon volumes supplied by REC to EverQ under the existing and new agreements could potentially reach 2,100 MT per year.
EverQ to License Evergreen Solar’s Quad Technology
The new EverQ facility will license Evergreen Solar’s revolutionary Quad furnace technology with its state of the art automated ribbon cutting technology. This innovative wafer production process provides substantial opportunity to further increase yield, cell efficiency and labor productivity as well as to further reduce String Ribbon’s already industry-leading silicon consumption. EverQ will pay a market-based royalty to Evergreen Solar for its current Quad technology based on actual cost savings realized by EverQ’s use of Evergreen Solar’s Quad technology.
“The agreement to use Evergreen Solar’s proprietary Quad furnace technology to expand EverQ’s production capacity further validates the unique value proposition that our String Ribbon technology offers to our customers and our joint venture partners,” said Richard M. Feldt, Chairman, President and Chief Executive Officer of Evergreen Solar. “Combined with our own aggressive expansion plans to reach 500 MW of capacity by 2012, EverQ’s growth plans will make String Ribbon one of the leading technologies in the photovoltaic industry.”

IPO Planned for EverQ
Although the specific timing of an IPO is still to be determined, Evergreen Solar, REC, and Q-Cells have executed a binding memorandum of understanding detailing the required steps to prepare EverQ for its IPO.
As part of the preparations for the IPO, the management and organization of EverQ will be significantly strengthened to build EverQ into an independent company. The sales and marketing organization at EverQ will be expanded as the distribution of solar panels produced by EverQ will ultimately be marketed under a yet-to-be determined brand name. In the interim, EverQ will continue to provide Evergreen Solar-branded product to honor all current and future Evergreen Solar customer contracts and commitments until the transition is completed. At the same time, Evergreen Solar will work with EverQ management to develop a customer-focused marketing transition plan.
“We believe that the solar industry will remain robust and continue to experience rapid growth over the next several years,” said Feldt. “Evergreen Solar will capitalize on the strength of our String Ribbon technology by rapidly expanding internally and through our licensing arrangement with EverQ.”
At the time of the IPO, Evergreen and EverQ will enter into a five year market-based royalty- bearing cross license to share all new material technology development on Evergreen Solar’s String Ribbon platform.
About Evergreen Solar, Inc.
Evergreen Solar, Inc. develops, manufactures and markets solar power products using proprietary, low-cost manufacturing technologies. The Company’s patented crystalline silicon technology, known as String Ribbon, uses significantly less silicon than conventional approaches. Evergreen Solar’s products provide reliable and environmentally clean electric power for residential and commercial applications globally. For more information about the Company, please visit www.evergreensolar.com. Evergreen Solar® is a registered trademark and String Ribbon™ is a trademark of Evergreen Solar, Inc.
Conference Call Information
Evergreen Solar’s management will conduct a conference call at 5:00 p.m. (ET) today to review the Company’s third-quarter financial results. The conference call will be webcast live over the Internet. The webcast can be accessed by logging on to the “Investors” section of Evergreen Solar’s website, www.evergreensolar.com, prior to the event. The call also can be accessed by dialing (877) 681-3372 or (719) 325-4937 prior to the start of the call. For those unable to join the live conference call, a replay will be available from 8:00 p.m. (ET) on October 25 through midnight (ET) on October 31. To access the replay, dial (888) 203-1112 or (719) 457-0820 and refer to confirmation code 7276664. The webcast also will be archived on the Company’s website

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of federal securities laws. Evergreen Solar cautions you that any statements contained in this press release that are not strictly historical statements constitute forward-looking statements. Such forward-looking statements include, but are not limited to: the Company’s and EverQ’s ability to design, construct, open and commence operation of new facilities as scheduled and at the expected cost, the Company’s and EverQ’s ability to use Evergreen Solar’s Quad technology platform and realize its yield, efficiency and silicon usage potential, and the Company’s expectations regarding the market penetration and growth of its technologies. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the Company’s business and results of operations could be materially impaired as a result of poor manufacturing or product performance; the market for solar power products is emerging and rapidly developing and market demand for solar power products such as the Company’s products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the risk that the Company may fail to bring to market new products under development or that any such products may not achieve commercial acceptance; the risk that technological changes in the solar industry could render its solar products uncompetitive or obsolete; the Company sells via a small number of reseller partners, and the Company’s relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company’s business, the business of the Company’s strategic partners, competitive factors, solar power market conditions, or financial market conditions; the market for products such as the Company’s solar power products is heavily influenced by federal, state, local and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control; and the Company is susceptible to shortages of specialized silicon that the Company uses in the manufacture of its products. In addition to the foregoing factors, the risk factors identified in the Company’s filings with the Securities and Exchange Commission — including the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007, as amended on Form 10-K/A on April 30, 2007, the Form S-3 filed with the SEC on May 16, 2007, and the Quarterly Report on Form 10-Q filed with the SEC on August 2, 2007 (copies of which may be obtained at the SEC’s website at: http://www.sec.gov) — could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
Contact:
Michael El-Hillow
Chief Financial Officer
Evergreen Solar, Inc.
508-357-2221 x7708
investors@evergreensolar.com